UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2003

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio	44702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1    Text and financials of Unizan Financial Corp. release dated April 21, 2003

Item 9.    Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

On April 21, 2003, Unizan Financial Corp. (Nasdaq: UNIZ), today announced its first quarter financial results. Net income for the first quarter of 2003 was $7.0 million, or $0.32 per diluted share. The earnings release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2003	UNIZAN FINANCIAL CORP.

	By:	/s/ JAMES J. PENNETTI

	Its:	EVP & Chief Financial Officer